CONSENT OF COUNSEL


     Whiteman Osterman & Hanna does hereby consent to the use of our opinion dated November 6, 2000 to Montana Acquisition Corporation to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.

                                             Whiteman Osterman & Hanna


                                             By: /s/ Neil L. Levine
                                                 -------------------------------
                                             Name: Neil L. Levine
                                             Title: Partner